CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the Registration Statement of Templeton Capital Accumulation Plans on Form S-6 (Post-Effective Amendment No. 10) of our report dated November 9, 1998 on our audit of the financial statements of Franklin/Templeton Distributors, Inc. as of September 30, 1998 and for the year then ended.


                                        /s/PRICEWATERHOUSECOOPERS, LLP
                                        PricewaterhouseCoopers, LLP

San Francisco, California
December 22, 1998